                                                              EXHIBIT 99.11(a)

                         Offer to Purchase for Cash
                   All Outstanding Shares of Common Stock
                                     of
              GREAT EASTERN ENERGY AND DEVELOPMENT CORPORATION
                                     at
                            $0.22 Net Per Share
                                     by
                          CAPRITO GAS CORPORATION

     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., MIDLAND, TEXAS TIME, ON August 11, 1997.

                          _______________________

     THE OFFER IS CONDITIONED ON A MINIMUM OF EIGHTY PERCENT (80%) OF THE OUTSTANDING SHARES BEING TENDERED.
                          _______________________

                                  IMPORTANT

     ANY SHAREHOLDER DESIRING TO TENDER ALL OR ANY PORTION OF HIS SHARES SHOULD EITHER (1) COMPLETE AND SIGN THE LETTER OF TRANSMITTAL OR A FACSIMILE COPY THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL, MAIL OR DELIVER IT AND ANY OTHER REQUIRED DOCUMENTS TO AMERICAN SECURITIES TRANSFER & TRUST, INC. (THE "DEPOSITARY"), AND EITHER MAIL OR DELIVER HIS STOCK CERTIFICATES FOR SUCH SHARES TO THE DEPOSITARY, OR (2) REQUEST HIS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE TRANSACTION FOR HIM. A SHAREHOLDER HAVING SHARES REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT THAT BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE IF SUCH SHAREHOLDER DESIRES TO TENDER SUCH SHARES.
                          _______________________

     The shares of Common Stock, par value $.10 per share (the "Shares"), of Great Eastern Energy and Development Corporation (the "Company") are traded on the NASD Bulletin Board.

     Questions and requests for assistance or for additional copies of this Offer to Purchase and related documents may be directed to the Depositary at
(303) 234-5300.

July 11, 1997

     THE PURCHASER HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON BEHALF OF THE PURCHASER AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. THE PURCHASER HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER ON BEHALF OF THE PURCHASER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. DO NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS, IF GIVEN OR MADE, AS HAVING BEEN AUTHORIZED BY THE PURCHASER.

                              TABLE OF CONTENTS
SECTION                                                              PAGE
-------                                                              ----

INTRODUCTION..........................................................  1
 1. Number of Shares..................................................  1
 2. Procedure for Tendering Shares....................................  2
    Signature Guarantees..............................................  2
    Guaranteed Delivery...............................................  3
    Federal Income Tax Withholding....................................  3
    Determinations of Validity; Rejection of Shares; Waiver of
      Defects; No Obligation to Give Notice of Defects................  3
 3. Withdrawal Rights.................................................  4
 4. Purchase of Shares and Payment of Purchase Price..................  4
 5. Certain Conditions of the Offer...................................  5
 6. Price Range of Shares; Dividends..................................  6
 7. Background Information About the Company and the Purchaser........  7
 8. Purpose of the Offer; Certain Effects of the Offer................  8
 9. Interest in the Shares; Transactions and Arrangements
     Concerning the Shares............................................  9
10. Source and Amount of Funds........................................  9
11. Effects of the Offer on the Market for Shares; Registration
      Under the Exchange Act..........................................  9
12. Certain Legal Matters; Regulatory Approvals.......................  9
13. Extension of the Offer; Termination; Amendments................... 10
14. Fees and Expenses................................................. 10
15. Miscellaneous..................................................... 10

TO THE OWNERS OF SHARES OF THE COMMON STOCK OF
   GREAT EASTERN ENERGY AND DEVELOPMENT CORPORATION:

                                 INTRODUCTION

     Caprito Gas Corporation, a Texas corporation (the "Purchaser"), invites shareholders of Great Eastern Energy and Development Corporation, a Virginia corporation (the "Company"), to tender shares of the Company's Common Stock, par value $.10 per share (the "Shares"), at $0.22 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer").

     THE OFFER IS CONDITIONED ON A MINIMUM OF EIGHTY PERCENT (80%) OF THE OUTSTANDING SHARES BEING TENDERED, AND IS ALSO SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 5.

     If, at the Expiration Time (as defined in Section 1), fewer than eighty percent (80%) of the Shares are properly tendered, the Purchaser will not purchase any of the Shares and will return all tendered Shares. Tendering shareholders will not be obligated to pay brokerage commissions, solicitation fees or stock transfer taxes on the sale of Shares. The Purchaser will pay all fees and expenses of American Securities Transfer & Trust, Inc. (the "Depositary") in connection with the Offer. See Section 14.

     The Purchaser is making the offer with the intent to acquire all of the outstanding Shares, and thereby acquire the Company and its assets. In the event the Purchaser does not acquire all of the Shares pursuant to the Offer, the Purchaser intends to enter into a merger transaction with the Company whereby the Purchaser or its affiliate would acquire the remaining Shares. The Purchaser plans, through the Offer or the combination of the Offer and the merger, to make the Company a privately-held entity with the Purchaser or an affiliate of the Purchaser as the sole shareholder of the Company. Shares remaining outstanding after the closing of the Offer will entitle the holders thereof only to the right to receive merger consideration of $0.22 per Share, the same as the consideration to be paid pursuant to the Offer, and such Shares will not represent any equity interest in the Company following the merger. See Sections 8 and 11.

     The Purchaser and its sole shareholder, Kevin O. Butler, have filed a
Schedule 14D-1 with the Securities and Exchange Commission (the "Commission") in connection with this Offer. The Schedule 14D-1 contains additional information, including exhibits, relating to the Offer, the Purchaser and Mr. Butler.

     The Shares are traded on the NASD Bulletin Board, although the trading volume of the Shares has historically been limited. See Section 6.

1.   NUMBER OF SHARES

     Upon the terms and subject to the conditions of the Offer, the Purchaser will accept for payment (and thereby purchase) all Shares which are properly tendered on or before the Expiration Time (and not withdrawn in accordance with Section 3) at a price of $0.22 per Share. The term "Expiration Time" means 5:00 P.M., Midland, Texas time, on August 11, 1997 (or such other date to which the Offer may be extended). The Offer will not be extended after the Expiration Time except as described in the following paragraph and tenders of Shares received after the Expiration Time will not be accepted. See Section 13 for a description of the Purchaser's right to delay, terminate or amend the Offer. See also Section 5 for conditions to closing related to the Offer.

     The offer is subject to, among other things, a minimum of eighty percent (80%) of the outstanding Shares being tendered. In the event less than 80% of the Shares are tendered, the Offer will be terminated and no Shares will be purchased. In such event, the tendered Shares will be returned to the tendering shareholders at the Purchaser's expense as promptly as practicable following the Expiration Time. If the number of Shares tendered exceeds the minimum, the Purchaser will, upon the terms and subject to the conditions of the Offer, purchase all properly tendered Shares.

2.   PROCEDURE FOR TENDERING SHARES

     GENERAL. In order for a holder of Shares to validly tender Shares pursuant to the Offer, a letter of transmittal (the "Letter of Transmittal") or facsimile copy thereof, properly completed and duly executed, together with any other required documents and certificates evidencing tendered Shares must be received by the Depositary at its address set forth on the front of this Offer prior to the Expiration Date. In order for a holder of Shares to validly tender such Shares either (a) the Letter of Transmittal and other required documents must be delivered as described in the preceding sentence and (b) in the case of a book-entry transfer, an Agent's Message (as defined below) and any other requirement documents, must be received by the Depositary at its address set forth on the front of this Offer, and either certificates representing such Shares must be received by the Depositary at such address or be delivered pursuant to the procedures for book-entry transfer set forth below and confirmation thereof must be received by the Depositary, in each case prior to the Expiration Date or (c) such holder must comply with the Guaranteed Delivery Procedures (as defined below).

     ANY SHAREHOLDER WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT SUCH PERSON IF SUCH SHAREHOLDER DESIRES TO TENDER SUCH SHARES.

     THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY (AS DEFINED BELOW), IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     If certificates for Shares are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof) must accompany each such delivery.

     BOOK-ENTRY TRANSFER. The Depositary will establish accounts with respect to the Shares at the Depositary Trust Company, the Midwest Securities Trust Company and the Philadelphia Depositary Trust Company and any other applicable depository holding Shares (each a "Book-Entry Transfer Facility" and collectively, the "Book-Entry Transfer Facilities") for purposes of the Offer. Any financial institution that is a participant in the system of any Book-Entry Transfer Facility may make book-entry transfers of the Shares by causing such book-entry transfers to be made in accordance with that Book-Entry Transfer Facility's procedure for such transfer. Although delivery of the Shares may be effected through book-entry transfer at the Book-Entry Transfer Facilities, the Letter of Transmittal (or facsimile copy thereof), properly completed and duly executed, together with any required signature guarantees and any other required documents and an Agent's Message, must, in any case, be received by the Depositary at its address set forth on the front cover this Offer prior to the Expiration Date, or the tendering shareholder must comply with the Guaranteed Delivery Procedures described below.
DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     The confirmation of a book-entry transfer of Shares into the Depositary's account at a Book-Entry Transfer Facility as described above is referred to herein as a "Book-Entry Confirmation." The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and this Offer and that the Purchaser may enforce such agreement against the participant.

     SIGNATURE GUARANTEES. No signature guarantee is required on Letters of Transmittal if Shares are tendered (a) by a registered holder of the Shares that has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (b) for the account of financial institutions (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfers Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (an "Eligible Institution"). In all other cases, all signatures on the Letter of

Transmittal must be guaranteed by an Eligible Institution. See Instructions VI and VII to the Letter of Transmittal. If the certificates for Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if the certificates for Shares not accepted are to be returned to, a person other than the registered owner(s) of the Shares so surrendered, then the certificates for the Shares so tendered must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name (s) of the registered owner(s) appear on the certificates for the Shares, with the signature(s) on such certificates or stock powers guaranteed as aforesaid. See Instructions VI and VII to the Letter of Transmittal.

     GUARANTEED DELIVERY. If a holder of Shares desires to tender Shares pursuant to the Offer and such holder's certificates are not immediately available, or the procedures for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach the Depositary prior to the Expiration Date, such Shares may nevertheless be tendered, provided all the following conditions are satisfied (the "Guaranteed Delivery Procedures"):

     (a)  such tender is made by or through an Eligible Institution;

     (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Depositary is received by the Depositary, as provided below, prior to the Expiration Date; and

     (c) the certificates for all tendered Shares (or, in the case of book-entry transfer of any Shares into the Depositary's account at a Book-Entry Transfer Facility, an Agent's Message and timely Book-Entry Confirmation as described above), in proper form for transfer, in each case, together with a Letter of Transmittal (or facsimile copy thereof) properly completed and duly executed, with any required signature guarantees and any other required documents, are received by the Depositary within three business days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

     Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of certificates evidencing such Shares (or timely Book-Entry Confirmation with respect to such Shares), and a Letter of Transmittal (or facsimile copy thereof) properly completed and duly executed, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message and any other required documents. Accordingly, payment might not be made to all tendering shareholders at the same time, and will depend upon when certificates for Shares are received by the Depositary or Book-Entry Confirmations of such Shares are received into the Depositary's account at a Book-Entry Facility.

     The valid tender of Shares pursuant to one of the procedures described above will constitute a binding agreement between the tendering shareholder and the Purchaser upon the terms and subject to the conditions of the Offer.

     FEDERAL INCOME TAX WITHHOLDING. To prevent backup federal income tax withholding equal to 31% of the gross payments made pursuant to the Offer, each shareholder who does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal.

     Shareholders are encouraged to contact their own legal and tax consultants with respect to the tax consequences and other effects of tendering Shares.

     DETERMINATIONS OF VALIDITY; REJECTION OF SHARES; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. All questions as to the Shares to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders it determines not to be in proper form or with respect to which the acceptance of, or payment for, may, in the opinion of the Purchaser's counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Shares. No tender of Shares will be deemed to be properly made until all defects or irregularities have been cured or waived. Neither the Purchaser nor the Depositary is or will be obligated to give notice of any defects or irregularities in tenders, and neither of them will incur any liability for failure to give any such notice.

3.   WITHDRAWAL RIGHTS

     Except as otherwise provided in this Section 3, a tender of Shares pursuant to the Offer is irrevocable. Shares tendered pursuant to the Offer may be withdrawn, subject to the requirements set forth below, at any time before the Expiration Time, and at any time after September 11, 1997 if the Shares sought to be withdrawn have not previously been accepted by the Purchaser prior to the Depositary's receipt of a proper notice of withdrawal.

     For a withdrawal to be effective, the Depositary must timely receive a written and signed notice of withdrawal by mail, overnight delivery, hand delivery, or telegraphic or facsimile transmission. Such notice of withdrawal must specify the name of the person having deposited the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered owner, if different from that of the person who tendered such Shares. If the certificates have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the tendering shareholder must also submit the serial numbers shown on the particular certificates evidencing the Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution). All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding on all parties. Neither the Purchaser nor the Depositary is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and neither of them will incur any liability for failure to give any such notice. Any Shares properly withdrawn will thereafter be deemed not tendered for purposes of the Offer. Withdrawn Shares may, however, be re-tendered before the Expiration Time by again following the procedures described in Section 2.

4.   PURCHASE OF SHARES AND PAYMENT OF PURCHASE PRICE

     For purposes of the Offer, the Purchaser will be deemed to have accepted for payment (and therefore purchased) Shares which are validly tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer, the Purchaser will purchase and pay the Purchase Price of $0.22 per Share (the "Purchase Price") for all Shares properly tendered and not withdrawn as permitted in
Section 3, as soon as practicable after the Expiration Time. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made promptly but only after timely receipt by the Depositary of certificates for Shares, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents.

     Payment for Shares purchased pursuant to the Offer will be made by the Purchaser depositing the aggregate Purchase Price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from the Purchaser and transmitting payment to the tendering shareholders. Under no circumstances will the Purchaser pay, or any tendering shareholder be entitled to, interest on the Purchase Price. The Purchaser will pay all stock transfer taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer.

     ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO FAILS TO FULLY COMPLETE
AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX WITHHOLDING OF 20% OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER.

5.   CERTAIN CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer if at any time after June 26, 1997, and at or before the Expiration Time, any of the following events shall have occurred (as determined by the Purchaser in good faith) which makes it inadvisable for the Purchaser in its reasonable judgment to proceed with the Offer or with such purchase or payment:

     (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court or governmental, regulatory or administrative authority or agency or tribunal, domestic or foreign, or any judgment, order or injunction entered, enforced or deemed applicable by any such court, authority, agency or tribunal, which:

          (1) challenges the making of the Offer, the acquisition of Shares pursuant to the Offer or otherwise related in any manner to the Offer; or

          (2) could materially affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or its subsidiaries; or

     (b) there shall have been any action threatened or taken, or approval withheld, or any statute, rule or regulation proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer, the Purchaser or the Company by any government or governmental, regulatory or administrative authority or agency or tribunal, domestic or foreign, which would or might directly or indirectly:

          (1) make the acceptance for payment of, or payment for, some or all of the Shares illegal or otherwise restrict or prohibit consummation of the Offer;

          (2) delay or restrict the ability of the Purchaser, or render the Purchaser unable, to accept for payment or pay for some or all of the Shares;

          (3) materially impair the contemplated benefits of the Offer to the Purchaser; or

          (4) materially affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or its subsidiaries; or

     (c) there shall have occurred the declaration of any banking moratorium or suspension of payments in respect of banks in the United States; or

     (d) any change shall occur or be threatened in the business, condition (financial or other), income, operations or prospects of the Company which is or may be material to the Company or its subsidiaries; or

     (e) a tender or exchange offer for any or all of the Shares (other than the Offer), or any merger, business combination or similar transaction with or involving the Company or any subsidiary, shall have been proposed, announced or made by any person; or

     (f) any entity, "group" (as that terms is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) or person (other than entities, groups or persons, if any, who have filed with the Commission on or before the Expiration Date a Schedule 13G or a Schedule 13D with respect to any of the Shares) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding Shares; or

     (g) the officers, directors and ten percent or greater shareholders of the Company fail to tender their Shares pursuant to the Offer; or

     (h) the Company and its board of directors fail to recommend acceptance of the Offer by the Company's shareholders; or

     (i) less than eighty percent (80%) of the outstanding Shares are properly tendered and accepted pursuant to the Offer; or

     (j) the Company conducts its business other than in the ordinary course or does any of the following without the consent of the Purchaser: (i) make any material commitments or any material operations changes; (ii) enter into any material leases; (iii) incur or guarantee any material obligations for borrowed money; (iv) issue, sell or redeem any capital stock or other securities; (v) declare or pay any dividends or other distributions in respect of its outstanding capital stock; (vi) enter into any material employment or deferred compensation contract or materially increase or announce any material increase of salaries, wages, incentive compensation, bonus or other employee benefits or programs for employees or retirees; (vii) sell or otherwise dispose of, outside the ordinary course of business, any assets, including its cash, in excess of $10,000; or (viii) prepay any existing indebtedness; or

     (k) the Company or its officers, directors or principal shareholders solicit or accept any offer to purchase any Shares, to purchase a material amount of assets of the Company, or to merge or combine with any other person or entity.

     The foregoing conditions are for the Purchaser's sole benefit and may be asserted by the Purchaser regardless of the circumstances giving rise to any such condition (including any action or inaction by the Purchaser) or may be waived by the Purchaser in whole or in part. The Purchaser's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Purchaser concerning the events described in this Section 5 and any related judgment by the Purchaser regarding the inadvisability of proceeding with the purchase of or payment for any Shares tendered shall be final and shall be binding on all parties. The Company is obligated to pay to an affiliate of the Purchaser the sum of $75,000 as a break up fee if the Offer does not close because of the occurrence of any of the events described in (a) through
(k) above.  See Section 9.

6.   PRICE RANGE OF SHARES; DIVIDENDS

     During May 1994, the Shares (symbol GREN) were delisted from the Nasdaq System, Small-Cap Issues. The Shares are traded on the NASD Bulletin Board under the symbol GREN.U, although the trading volume has historically been limited. The high and low bid prices during the first quarter of 1997 were $.16 and $.09, respectively. The high and low bid prices for 1996 and 1995 were as follows:

              1996                         High                Low
              ----                         ----                ----
          1st quarter                      $.06                $.06
          2nd quarter                       .06                 .06
          3rd quarter                       .13                 .06
          4th quarter                       .13                 .03

              1995
              ----
          1st quarter                       .13                 .09
          2nd quarter                       .13                 .13
          3rd quarter                       .13                 .13
          4th quarter                       .13                 .06

     There has historically been only limited trading of the Shares, according to information provided to the Purchaser by the Company and its transfer agent. As a result, an isolated trade involving a small volume of Shares may cause a significant increase or decrease in the reported closing sales price for the Shares even though that isolated trade may not reflect a change in the market (bid) price for the Shares and may or may not be indicative of the underlying value of the Shares or the Company. For example, the Company has advised the Purchaser that recent trades (made in June 1997), involving an aggregate of less than one percent of the total number of outstanding Shares, have been reported with sales prices of $0.21 to $0.25, but the bid price over the same period did not exceed $0.16 per Share. Notwithstanding such fluctuations based upon isolated, small volume trades, the historical bid price range described in the table above indicates that the Purchase Price in this Offer represents a significant premium over the trading price for the Shares during the past few years.

     As of December 31, 1996, there were approximately 1,200 holders of record of the Shares, with 18,844,245 Shares outstanding.

     Since inception, the Company has not paid any cash dividends on its common stock. The Purchaser has been advised by the Company that any earnings realized by the Company have been reinvested into the development of its business and, accordingly, no payment of dividends is anticipated in the foreseeable future.

7.   BACKGROUND INFORMATION ABOUT THE COMPANY AND THE PURCHASER

     The Company was incorporated in 1978. From its inception, the Company has been engaged in the acquisition and exploration of undeveloped leasehold acreage in potential oil and gas producing areas and, more recently, in the acquisition and development of more mature oil and gas properties in established areas of production. In addition, the Company owns and operates a gas gathering system. Since 1982, the Company has maintained its principal place of business in Colorado and the address of its principal executive office is 5990 Greenwood Plaza Blvd., Suite 127, Greenwood Village, Colorado.

     The Company's primary area of oil and gas production is in central Kansas, where the Company began a waterflood project in 1994. The Company is the operator of the waterflood project and the related oil and gas leases. The Company's primary exploratory efforts are in northwestern Colorado, although the Company has not expended its resources in any exploratory drilling in recent years. The Company's gas gathering business consists of a gas gathering system in southeastern Kansas.

     In addition, prior to 1993, the Company owned and developed methane gas reserves from coalbeds in southeastern Kansas. The sale of methane gas from coalbeds generated a tax credit under Section 29 of the Internal Revenue Code, but the Company could not utilize the benefits of the tax credit due to its tax position. Therefore, in 1993, the Company sold its interests in the properties associated with the methane gas reserves to an entity which could utilize the tax credit, pursuant to the terms of an Asset Purchase Agreement which provides that the Company will receive monthly payments that are secured by a mortgage through the year 2002. The Company operates the properties for a fee.

     The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The foregoing information was extracted from such reports. Additional information concerning the Company, its business, properties, directors, officers, and principal shareholders may be obtained from such filings with the Commission. Such materials can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and may also be obtained by mail from the Commission's Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain materials filed after May 1996 are available on the Commission's EDGAR database on the Internet.

     The Purchaser is a Texas corporation which has no assets or liabilities other than the loan commitment described in Section 10 hereof which will be used to fund the payment of the Purchase Price pursuant to the Offer. The sole shareholder, director and officer of the Purchaser is Kevin O. Butler, whose principal occupation is oil and gas investment, individually and by and through Kevin O. Butler & Associates, Inc. Mr. Butler is a citizen of the United States. See Section 8 for additional information relating to Mr. Butler.

     Mr. Butler and representatives of the Company have negotiated for several months with respect to an acquisition of the Company and/or its assets by Mr. Butler or an affiliate. The negotiations ranged from a proposed asset acquisition to a possible merger to the present transactional structure. No agreements were made between Mr. Butler or any affiliate and the Company with respect to any proposed transactional structure other than the present structure. Kevin O. Butler & Associates, Inc. and the Company and its officers, directors and principal shareholders have entered into a letter agreement. The letter agreement requires the Company to conduct its business in the ordinary course, places certain restrictions on the conduct of the Company (See subsection (j) of Section 5) and contains certain agreements by the Company, its officers, directors, and principal shareholders. The agreement also provides for a break up fee payable to either the Company or an affiliate of the Purchaser under specified circumstances in the event the Offer does not close. See Sections 5 and 9 for additional discussion concerning this letter agreement. A copy of the letter agreement is attached as an exhibit to the Schedule 14D-1 filed with the Commission by the Purchaser and Mr. Butler.

8.   PURPOSE OF OFFER; CERTAIN EFFECTS OF THE OFFER

     The purpose of the Offer is for the Purchaser to acquire all of the Shares with the intent of making the Company a private entity. In the event Caprito does not acquire all of the Shares in the Offer, Caprito intends to enter into a merger transaction with the Company following the tender offer in order to acquire any and all remaining Shares (the "Merger"). If the Merger is necessary, the consideration per Share to be paid to holders of the Shares will be identical to the consideration per share to be paid in this Offer, $0.22 per Share. Because the Company's organizational documents require the affirmative vote of at least 80% of the outstanding Shares in order to approve a merger involving the Company, this Offer will be conditioned upon no less than 80% of the Shares being tendered so that Caprito will have sufficient votes to approve the Merger, if necessary. The Merger would not require approval of any shareholders other than Caprito. Pursuant to the terms of the Merger, the Shares remaining outstanding after the completion of the tender offer would be converted into the right to receive cash consideration per share equal to the amount per share to be paid in the Offer ($0.22 per Share) and those remaining Shares would no longer represent an equity interest in the Company. It is anticipated that the other terms of the Merger would be similar to those common to transactions of that type. The Merger would be a going-private transaction as defined in Rule 13e-3 under Exchange Act but would be exempt from the requirements of the Rule pursuant to an exception provided therein.

     Upon successful completion of the Offer, the current officers and directors of the Company have agreed, pursuant to the letter agreement described in Section 9 hereof, to resign after they first appoint Kevin O. Butler as the sole director of the Company. Mr. Butler, as the sole director, will then elect officers chosen by him. Mr. Butler does not own any securities of the Company, does not currently hold any position with the Company and has not received any remuneration or benefits from the Company. He has not had any transactions with the Company other than in connection with the Offer and negotiations related to an acquisition of the Company and/or its assets. See Sections 7 and 9. Mr. Butler's current occupation, which he has had for in excess of the past five years, is a private oil and gas investor and operator both individually and through Kevin O. Butler & Associates, Inc.

     It is anticipated that the tender offer, or the combination of the tender offer and the Merger, will result in the Shares no longer being authorized to be quoted in an inter-dealer quotation system and also result in the Company becoming eligible for termination of registration under the Exchange Act. Upon acquiring a controlling number of Shares, Caprito plans to cause the Company to take such action as may be necessary, including without limitation entering into the Merger, for Caprito or an affiliate to become the sole shareholder of the Company and for the Company to be a privately-held entity.

9.   INTEREST IN THE SHARES; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES

     Neither the Purchaser nor any affiliate own any of the Shares and none of them have been involved in any transactions in the Shares within the past 60 days. In addition, neither the Purchaser nor any affiliate has any contracts, arrangements, understandings or relationships with respect to any securities of the Company other than (i) a letter agreement between an affiliate of the Purchaser and the Company and its officers, directors and principal shareholders pursuant to which the Company is prohibited from issuing any securities or making any distributions or dividends with respect to its securities and the officers, directors and principal shareholders have agreed to tender their Shares pursuant to the offer and to resign from their positions upon successful completion of the Offer after first appointing Kevin O. Butler as the sole director of the Company; and (ii) the loan commitment described in Section 10 hereof, which provides that the Purchaser will pledge all stock of the Company that it acquires as collateral for the loan described therein. Pursuant to the above described letter agreement and an escrow agreement, an affiliate of the Purchaser has placed into escrow $75,000 to be used as part of the purchase price, or to be paid to the Company if the Offer is not closed, unless certain conditions to closing are not met (see Section 5), in which case the funds will be returned to the affiliate of the Purchaser. A copy of the escrow agreement is attached as an exhibit to the Schedule 14D-1 filed with the Commission by the Purchaser and Mr. Butler. The letter agreement also provides that the Company pay to an affiliate of the Purchaser the sum of $75,000 as a break up fee in the event the Offer does not close due to the occurance of certain events described in
Section 5 hereof. See Sections 5 and 7 for additional terms of the letter agreement.

10.  SOURCE AND AMOUNT OF FUNDS

     Assuming the Purchaser acquires all of the Shares pursuant to the Offer, the maximum consideration to be paid would be $4,145,734. All of the funds necessary to consummate the tender offer are being borrowed by the Purchaser and Kevin O. Butler from Texas Commerce Bank, Midland, Texas. Some of the terms of such financing may be summarized as follows: (1) the facility will consist of two loans, a term loan and a single pay loan, with a maturity of one year and 120 days, respectively; (2) the term loan will bear interest at the bank's prime rate plus 1%, and the single pay loan will bear interest at the bank's prime rate plus 3%; and (3) the collateral for the loans will include (i) all stock of the Company acquired by the Purchaser, (ii) all stock of the Purchaser and (iii) following acquisition of 100% of the stock of the Company by the Purchaser or an affiliate as described in Section 8 hereof, a mortgage and pledge of the Company's properties and gas purchase and sales contracts and of certain of Mr. Butler's oil and gas interests. Following acquisition of 100% of the stock of the Company by the Purchaser or an affiliate as described in Section 8 hereof, the loans will be paid from the cash and cash flow of the Company. A copy of the loan commitment letter is attached as an exhibit to the Schedule 14D-1 filed with the Commission by the Purchaser and Mr. Butler.

11. EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT

     As discussed in Section 8, the Purchaser's intent and purpose in making the Offer is to acquire all of the Shares, either pursuant to the Offer or a combination of the Offer and the Merger. Therefore there will be little or no market for the Shares after the Offer is consummated. In addition, the Offer may, and the combination of the Offer and the Merger will, result in the Shares no longer being publicly traded and in the Company being eligible for deregistration under the Exchange Act.

12.  CERTAIN LEGAL MATTERS; REGULATORY APPROVALS

     The Purchaser is not aware of any license or regulatory permit that appears to be material to its business that might be adversely affected by its acquisition of Shares as contemplated in the Offer or of any approval or other action by any governmental, administrative or regulatory authority or agency that would be required for the Purchaser's acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action be required, the Purchaser currently contemplates that it will seek such approval or other action. The Purchaser cannot predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Company's business. The Purchaser intends to make all required filings under the Exchange Act and appropriate state tender offer laws. The Purchaser's obligations under the Offer to accept for payment and pay for Shares is subject to certain conditions. See Section 5.

13.  EXTENSION OF THE OFFER; TERMINATION; AMENDMENTS

     Other than as set forth in the following paragraph, the Offer will not be extended past the Expiration Time. The Purchaser expressly reserves the right, in its sole discretion, to terminate the Offer and not accept for payment or pay for any Shares not theretofore accepted for payment or paid for upon the occurrence at any time prior to the Expiration Time of any of the conditions specified in Section 5 by giving oral or written notice of such termination to the Depositary and making a public announcement thereof. Subject to compliance with applicable law, the Purchaser further reserves the right to amend the Offer in any respect or to waive the limitation on the minimum number of Shares to be purchased pursuant to the Offer. Amendments to the Offer may be made at any time and from time to time effected by public announcement thereof, such announcement, in the case of an extension, to be issued no later than 8:00 A.M., Midland, Texas time, on the next business day after the previously scheduled Expiration Time. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of such change. Without limiting the manner in which the Purchaser may choose to make a public announcement, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release.

     If the Purchaser materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Purchaser will give notice and extend the Offer to the extent required by Rules 14d-4(c) and 14e-1(b) promulgated under the Exchange Act and the Commission's rulings interpreting those Rules.

14.  FEES AND EXPENSES

     The Purchaser has retained American Securities Transfer & Trust, Inc. as Depositary. The Depositary will receive reasonable and customary compensation for their services. The Purchaser will also reimburse the Depositary for out-of-pocket expenses. Neither the Depositary nor any other person has not been retained to make solicitations or recommendations in connection with the Offer.

     The Purchaser will not pay fees or commissions to any broker, dealer, commercial bank, trust company or other person for soliciting any Shares pursuant to the Offer. The Purchaser will, however, on request, reimburse such persons for customary handling and mailing expenses incurred in forwarding materials relating to the Offer to the beneficial owners for which they act as nominees. No such broker, dealer, commercial bank or trust company has been authorized to act as the Purchaser's agent for purposes of the Offer. The Purchaser will pay (or cause to be paid) any stock transfer taxes on its purchase of Shares.

15.  MISCELLANEOUS

     The Offer is not being made to, nor will the Purchaser accept tenders from, owners of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction.

                                            CAPRITO GAS CORPORATION


July 11, 1997

                             LETTER OF TRANSMITTAL
                                      for
                        Common Stock, $0.10 Par Value
                                      of

               GREAT EASTERN ENERGY AND DEVELOPMENT CORPORATION

                  Tendered Pursuant to the Offer to Purchase
               for Cash All Outstanding Shares of Common Stock of Great Eastern Energy and Development Corporation at $0.22 per Share

                                      by

                          CAPRITO GAS CORPORATION

                             DATED JULY 11, 1997


             PLEASE FOLLOW CAREFULLY THE ACCOMPANYING INSTRUCTIONS

  (Send this Letter of Transmittal and certificate(s) representing shares of
   Great Eastern Energy and Development Corporation Common Stock to American
           Securities Transfer & Trust, Inc. as set forth below)


               TO:  American Securities Transfer & Trust, Inc.
                          ATTENTION:  John Harmann

                              P. O. Box 1596
                             Denver, CO 80201

                   FOR INFORMATION, CALL:  303-234-5300

  Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.


-------------------------------------------------------------------------------
                     DESCRIPTION OF SHARES SURRENDERED
-------------------------------------------------------------------------------
Name(s) and Address(es) of               Great Eastern Energy and Development
Registered Holder(s)                                  Corporation
(Please fill in.  If already           Common Stock Certificates(s) Surrendered
filled in, please correct any
errors.)
-------------------------------------------------------------------------------
                                       Certificate        Number of Shares
                                       Number(s)          Represented by
                                                          Certificate(s)
                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------
                                       Total Shares
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Attach a separate, signed schedule if necessary)

                          TERMS AND CONDITIONS

     The person on whose behalf the within described tender is made (the "Tendering Holder") hereby tenders to Caprito Gas Corporation (the "Purchaser") the Shares of Common Stock, par value $0.10 per share of Great Eastern Energy and Development Corporation listed herein and on the attached sheets, if any (the "Tendered Shares"), pursuant to the Purchaser's Offer to Purchase for Cash all of the outstanding Shares of Common Stock of Great Eastern Energy and Development Corporation as described in the Offer to Purchase, dated July 11, 1997, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"), in exchange for a purchase price of $0.22 per Share (the "Purchase Price").

     Upon the terms and conditions of the Offer, the Tendering Holder hereby
(i) delivers to the Depositary the Tendered Shares, and (ii) sells, assigns and transfers to the Purchaser all right, title and interest in and to the Tendered Shares being tendered hereby. The Tendering Holder represents that the Tendering Holder has read and agrees to all terms and conditions set forth in the Offer and herein.

     The Tendering Holder hereby represents and warrants that the Tendering Holder has full power and authority to tender, sell, assign and transfer the Tendered Shares and that the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are received by the Purchaser. The Tendering Holder will, upon request of the Purchaser or the Depositary, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Tendered Shares.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Tendering Holder and every obligation of the Tendering Holder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Tendering Holder. This tender is irrevocable, subject to limited withdrawal rights described in the Offer.

     The Tendering Holder understands that acceptance of the Offer will constitute an agreement between the Tendering Holder and the Purchaser upon the terms and subject to the conditions of the Offer and risk of loss and title to the Tendered Shares will pass only when the Shares, this Letter of Transmittal and any other required documentation are properly completed and received by the Depositary, all in accordance with the Instructions contained herein and in the Offer.

     Unless otherwise indicated in Box A or Box B below, the Tendering Holder hereby instructs the Depositary to mail the Purchase Price to the undersigned at the address specified above.

-------------------------------------------------------------------------------
BOX A:

                        SPECIAL PAYMENT INSTRUCTIONS

    Fill in ONLY if the check to be issued by the Depositary is to be issued in a name other than the name appearing on the first page hereof.

    Name:
          -----------------------------------------------------------
          (Please Print)

    Address:
             --------------------------------------------------------

    -----------------------------------------------------------------
                              (Zip Code)
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
BOX B:

                        SPECIAL DELIVERY INSTRUCTIONS

     Fill in ONLY if the check to be issued by the Depositary is to be sent to an address OTHER than the address appearing on the first page hereof, or if Box A is filled in, to an address OTHER than the address appearing therein.

Deliver to:

    Address:
             --------------------------------------------------------

    -----------------------------------------------------------------
                              (Zip Code)

-------------------------------------------------------------------------------

                                  SIGN HERE

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                          (signature(s) of Owner(s))

 See Items VI and VII on Page 5  hereof for signature guarantee requirements)

 Dated:
        -----------------------------------------------------------------------










(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information, and see
Item IV on page 4 hereof).


Name(s)
       -----------------------------------------------------------------------

------------------------------------------------------------------------------
                               (Print Name(s))

Capacity (full title)
                     ---------------------------------------------------------

------------------------------------------------------------------------------

Address
       -----------------------------------------------------------------------

------------------------------------------------------------------------------
                      (Print Address, including Zip Code)


Area Code and Telephone Number
                               -----------------------------------------------

Social Security or Employer Identification Number
                                                  ----------------------------

            (Also complete Substitute Form W-9 on page 7 hereof)

                   INSTRUCTIONS TO LETTER OF TRANSMITTAL

I.   GENERAL.

     In accordance with the Offer, each Shareholder of Great Eastern Energy and Development Corporation is entitled upon surrender of certificate(s) representing the Tendered shares of Great Eastern Energy and Development Corporation to receive in exchange therefor a check in the amount equal to the aggregate of $0.22 per Share hereby surrendered. YOU ARE URGED TO COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL PROMPTLY. NO CONDITIONAL OR CONTINGENT SURRENDER OF TENDERED SHARES WILL BE ACCEPTED.

  UNTIL YOU HAVE SURRENDERED TO THE DEPOSITARY YOUR CERTIFICATE(S), OR AN AFFIDAVIT RELATING TO THE LOSS OF THE CERTIFICATE(S), AND A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL, SUBSTITUTE W-9 AND ANY OTHER REQUIRED DOCUMENTS YOU WILL NOT RECEIVE THE PURCHASE PRICE.

II.  EXECUTION AND DELIVERY

     This Letter of Transmittal or a facsimile hereof must be properly completed, dated and signed, and must be mailed with your certificate(s) representing the Tendered Shares and any other required documents to the Depositary, at the address set forth on the first page hereof. THE METHOD OF DELIVERY OF CERTIFICATE(S), LETTERS OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY IS AT YOUR OPTION AND RISK. IF MAIL IS USED TO SEND CERTIFICATE(S), REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED. An addressed envelope is enclosed for your convenience. Delivery of your certificate(s) that represent the Tendered Shares will not be complete until actually received by the Depositary together with any other required documents.

III. INADEQUATE SPACE

     If there is insufficient space to list all your stock certificates being submitted to the Depositary, please attach a separate signed schedule.

IV. SIGNATURES

    The signature (or signatures, in the case of certificate(s) owned by two or more joint holders where record ownership is not stated in the alternative) on this Letter of Transmittal or facsimile should correspond exactly with the name as written on the face of the stock certificate(s) transmitted, without alteration, enlargement or any change whatsoever, unless the certificate(s) representing the Tendered Shares described on this Letter of Transmittal have been transferred or assigned by the registered holder, or holders, in which event this Letter of Transmittal or facsimile should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s).

     If any certificates representing the Tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal or facsimile or any certificate(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, agent or in any other representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal or facsimile.

V.   CHECK PAYABLE TO SAME NAME AS ON CERTIFICATE

     If the check to be issued by the Depositary is payable to exactly the same name that appears on the certificate(s) formerly representing the Tendered Shares being submitted herewith, you will not be required to endorse such certificate(s).

VI. CHECK PAYABLE TO DIFFERENT NAME OR ADDRESS

     If the check to be issued by the Depositary is payable other than in exactly the name and address of the registered holder of the certificate(s) submitted herewith, then the certificate(s) submitted must be properly endorsed to the person who is to receive such check, or accompanied by appropriate stock powers, properly executed by such registered holder and the signature guaranteed by a participant in the Securities Transfers Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each of the foregoing being referred to herein as an "Eligible Institution"). Also, in such case this Letter of Transmittal or facsimile must be signed by the transferee or by his agent, and should not be signed by the transferor. The signature of such transferee or agent must also be guaranteed by the Eligible Institution.

VII. CORRECTION OF OR CHANGE IN NAME

     For a correction of name or for a change in name which in either case does not involve a change of ownership, proceed as follows: (i) for a change in name, by marriage, etc., the surrendered certificate(s) should be endorsed, e.g., "Mary Doe, now by marriage Mrs. Mary Jones," with the signature guaranteed by an Eligible Institution; and (ii) for a correction in name, the surrendered certificate(s) should be endorsed, e.g., "James E. Browne, incorrectly inscribed as J.E. Brown," with the signature guaranteed by an Eligible Institution.

VIII. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES

     Any questions and requests for assistance or additional copies of this Letter of Transmittal and these instructions may be directed to the Depositary at the address or telephone number set forth on the first page hereof.

IX.  SPECIAL ISSUANCE, PAYMENT AND DELIVERY INSTRUCTIONS

     If the check to be issued in exchange for the Tendered Shares is to be issued in the name of and sent to a person other than the name appearing on the first page hereof or to an address other than that appearing on the first page hereof or sent to a person other than the name appearing on the first page hereof, the appropriate boxes on this Letter of Transmittal or facsimile should be completed.

X.   LOST, STOLEN OR DESTROYED CERTIFICATES

     If your certificate representing the tendered Shares has been lost, stolen or destroyed, so indicate on the front of this Letter of Transmittal. The Depositary will send you additional documentation that will need to be completed to effectively surrender such lost, stolen or destroyed certificate.

XI.  WAIVER OF CONDITIONS

     The Depositary and the Purchaser reserve the absolute right to waive any of the conditions set forth herein or any defect with respect to the transmittal of certificate(s) representing Tendered Shares.

XII. MISCELLANEOUS

     Neither the Purchaser nor the Depositary is under any duty to give notification of defects in any Letter of Transmittal or facsimile or in any other required documents and shall not incur any liability for failure to give such notification. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The Purchaser shall have the absolute right to reject any surrender of Tendered Shares not in proper form or to waive any defect or irregularity. Surrender of Tendered Shares will be deemed to have NOT been made until all defects and irregularities have been cured or waived.

                         IMPORTANT TAX INFORMATION

     Under federal income tax law, a registered holder whose certificate(s) are surrendered for exchange and payment is required to provide the Purchaser with such registered holder's correct taxpayer identification number on Substitute Form W-9 below. If such registered holder is an individual, the taxpayer identification number is such individual's social security number. If the Depositary is not provided with the correct taxpayer identification number, the registered holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such registered holder may be subject to federal income tax backup withholding.

     Certain registered holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt registered holders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that registered holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the registered holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding payments that are made to a registered holder, the registered holder is required to notify the Depositary of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such registered holder is awaiting a taxpayer identification number) and that (1) the registered holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the registered holder that he is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The registered holder is required to give the Depositary the social security number or employer identification number of the registered holder of the certificate(s). If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

                              PAYOR'S NAME: American Securities Transfer & Trust, Inc.
-------------------------------------------------------------------------------------------------------------------
  Name, as shown on first page hereof (if held in joint account, list first and circle the name of the person or entity whose number you enter in Part I below.)
  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Address (if stockholder does not complete, signature in Part 1 below will constitute a certification that the address on the first page hereof is correct.)

  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  City, State and ZIP code
===================================================================================================================
                                 Part 1-PLEASE PROVIDE YOUR TIN               TIN______________________________
                                 IN THE BOX AT RIGHT AND CERTIFY BY                Social Security Number or
                                 SIGNING AND DATING BELOW                        Employer Identification Number
-------------------------------------------------------------------------------------------------------------------

SUBSTITUTE
FORM W-9                         Part II - Awaiting TIN  / /
                                 For Payees exempt from backup withholding, see the enclosed Guidelines for
Department of the Treasury       Certification of Taxpayer Number on Substitute Form W-9 and complete as
Internal Revenue Service         instructed under "Important Tax Information" above.


Payor's Request for Taxpayer
Identification Number (TIN)
===================================================================================================================
CERTIFICATION.  Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)  I am not subject to backup withholding either because I have not been notified by the Internal Revenue
Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS  You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received any other notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).  (Also see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

SIGNATURE                                                                   DATE
          -----------------------------------------------------------------      -------------------------------
-------------------------------------------------------------------------------------------------------------------

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER OF SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------------------------------------------------------------
  For this type of account:      Give the SOCIAL                 For this type of account:      Give the EMPLOYER
                                 SECURITY number of                                             IDENTIFICATION number of
--------------------------------------------------------------------------------------------------------------------------------
  1. An individual's account     The individual                  8.  Sole proprietorship        The owner
                                                                 account.

  2.  Two or more individuals    The actual owner of the         9.  A valid trust, or          The legal entity (do not furnish
  (joint account)                account or, if combined any        pension trust.              the identifying number of the
                                 one of the individuals(1)                                      personal representative or
                                                                                                trustee unless the legal entity
  3.  Husband and wife (joint    The actual owner of the                                        itself is not designated in the
  account)                       account or, if joint funds,                                    account title.)(5)
                                 either person(1)
                                                                 10.  Corporate account         The corporation
  4. Custodian account of a      The minor(2)
  minor (Uniform Gift) to                                        11.  Religious, charitable,    The organization
  Minors Act)                                                    or educational organization
                                                                 account.
  5.  Adult and minor (joint     The adult or, if the minor
  account)                       is the only contributor,        12.  Partnership account       The partnership
                                 the minor(1)                    held in the name of the
                                                                 business.
  6.  Account in the name of     The ward, minor, or
  guardian or committee          incompetent person(3)           13.  Association, club,or      The organization
  for a designated ward,                                         other tax-exempt
  minor, or incompetent                                          organization.
  person
                                                                 14.  A broker or               The broker or nominee
  7.  a.  The usual revocable    The grantor-trustee(1)          registered nominee
  savings trust account
  (grantor is also trustee)                                      15.  Account with the          The public entity
                                                                 Department of Agriculture
      b.  So-called trust                                        in the name of a public
  account that is not a          The actual owner(1)             entity (such as a State or
  legal or valid trust                                           local government, school
  under State law.                                               district, or prison) that
                                                                 receives agricultural
                                                                 program payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.



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